Exhibit 23  -  Consent of Experts


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant
                                                       330 E. Warm Springs
                                                      Las Vegas, NV  89119
                                                              702.528.1984
                                                       425.928.2877 (efax)

January 29, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of January 29, 2002, on the Financial Statements of Foxy Jewelry, Inc. from the inception date of December 12, 1997 through December 31, 2001, in its Form 10K-SB filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA


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